REGISTRATION RIGHTS AGREEMENT


                               Dated April 6, 2000


                                     between


                            VIATEL FINANCING TRUST I


                                  VIATEL, INC.


                                       and


                        MORGAN STANLEY & CO. INCORPORATED


                            SALOMON SMITH BARNEY INC.


                         BANC OF AMERICA SECURITIES LLC

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                          REGISTRATION RIGHTS AGREEMENT


               THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into on April 6, 2000 between VIATEL FINANCING TRUST I, a special statutory trust formed under the laws of the State of Delaware (the "TRUST"), VIATEL, INC., a Delaware corporation ("VIATEL" or the "COMPANY"), and MORGAN STANLEY & CO. INCORPORATED, SALOMON SMITH BARNEY INC. and BANC OF AMERICA SECURITIES LLC (the "PLACEMENT AGENTS").

               This Agreement is made pursuant to the Placement Agreement, dated the date hereof, between the Trust, the Company and the Placement Agents (the "PLACEMENT AGREEMENT"). In order to induce the Placement Agents to enter into the Placement Agreement, the Trust and the Company have agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

               The Trust and the Company agree with the Placement Agents, (i) for their benefit as Placement Agents and (ii) for the benefit of the holders from time to time of the Registrable Securities, including the Placement Agents (each of the foregoing a "HOLDER" and together the "HOLDERS"), as follows:

               In consideration of the foregoing, the parties hereto agree as follows:

               1. DEFINITIONS.

               Capitalized terms used herein without definition shall have their respective meanings set forth in the Placement Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

               "AFFILIATE" shall have the same meaning as given to that term in Rule 405 of the 1933 Act or any successor rule thereunder.

               "APPLICABLE CONVERSION PRICE" as of any date of determination shall mean the Conversion Price, as it may be adjusted from time to time, in effect as of such date of determination or, if no Convertible Debentures are then outstanding, the Conversion Price that would be in effect were Convertible Debentures then outstanding.

               "COMMON STOCK" shall mean the shares of common stock, $.01 par value per share, of Viatel and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, including the Underlying Common Stock.

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               "COMPANY"  shall have the  meaning  set forth in the  Preamble to this Agreement and shall also include the Company's successors.

               "CONVERSION  PRICE" shall have the meaning  assigned such term in
          Section 14.1 of the Indenture.

               "CONVERTIBLE DEBENTURES" shall mean the 7 3/4% Convertible Junior Subordinated Debentures due 2015 of Viatel to be purchased by the Trust pursuant to the Debenture Purchase Agreement dated as of the date hereof between Viatel and the Trust.

               "CONVERTIBLE PREFERRED SECURITIES" shall mean 7 3/4% Trust Convertible Preferred Securities of the Trust.

               "DAMAGES ACCRUAL PERIOD" See Section 2(e) hereof.

               "DAMAGES PAYMENT DATE" shall mean each distribution payment date under the Declaration, in the case of Convertible Preferred Securities, each Interest Payment Date (as defined in the Indenture), in the case of Convertible Debentures, and each January 15, April 15, July 15, October 15, in the case of Underlying Common Stock; and, in the event that any Convertible Preferred Security or Convertible Debenture (or portion thereof) is called for redemption or surrendered for conversion, the date of redemption or conversion, as the case may be, shall be deemed to be a Damages Payment Date with respect to such Convertible Preferred Security or Convertible Debenture (or portion thereof), as the case may be, unless accrued and unpaid distributions or interest, as the case may be, are to paid to the holder on a record date prior to such date of conversion (in which case the Damages Payment Date shall be deemed to be the date on which distributions or interest, as the case may be, are payable to such record holder).

               "DECLARATION" shall mean the Amended and Restated Declaration of Trust dated as of the date hereof of the Trust as amended from time to time.

               "DEFERRAL PERIODS" See Section 2(d)(ii) hereof.

               "EFFECTIVENESS PERIOD" shall mean the period commencing with the date hereof and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

               "EVENT" See Section 2(e) hereof.

               "EVENT DATE" See Section 2(e) hereof.

               "EVENT TERMINATION DATE" See Section 2(e) hereof.

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               "FILING DATE" See Section 2(a) hereof.

               "GUARANTEE" shall mean the guarantee by Viatel of the Convertible Preferred Securities pursuant to the Preferred Securities Guarantee Agreement dated as of the date hereof between Viatel and The Bank of New York, as preferred guarantee trustee.

               "HOLDER" shall have the meaning set forth in the Preamble to this Agreement.

               "INDENTURE" shall mean the indenture, dated April 12, 2000 between the Company and The Bank of New York, as trustee, pursuant to which the Convertible Debentures are being issued.

               "INITIAL SHELF REGISTRATION" See Section 2(a) hereof.

               "LIQUIDATED DAMAGES AMOUNT" See Section 2(e) hereof.

               "MAJORITY HOLDERS" shall mean the Holders of a majority of the outstanding Registrable Securities; PROVIDED THAT whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company, the Trust or any of their respective affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Placement Agents or subsequent holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

               "MANAGING UNDERWRITERS" shall mean the investment banking firm or firms that shall manage or co-manage an Underwritten Offering.

               "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

               "1933 ACT" shall mean the Securities Act of 1933, as amended from time to time.

               "NOTICE HOLDER" See Section 2(d)(i) hereof.

               "PERSON" shall mean an individual, partnership, corporation, limited liability company, joint venture, association, joint stock company, trust or unincorporated organization or other entity, or a government or agency or political subdivision thereof.

               "PLACEMENT AGENTS" shall have the meaning set forth in the Preamble to this Agreement.

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

               "PLACEMENT AGREEMENT" shall have the meaning set forth in the Preamble to this Agreement.

               "PROSPECTUS" shall mean the prospectus included in a Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the 1933 Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and in each case including all material incorporated by reference therein.

               "REGISTRABLE  SECURITIES"  shall mean the  Convertible  Preferred
          Securities, the Guarantee, the Convertible Debentures and the Underlying Common Stock, whether or not such securities have been converted or exchanged, and at all times subsequent to any such conversion or exchange, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, (i) it is effectively registered under the 1933 Act and disposed of in accordance with the Registration Statement covering its offering and sale, (ii) it is saleable by the Holder thereof pursuant to Rule 144(k) or any successor provision or (iii) it is sold to the public pursuant to Rule 144 and, as result of the event or circumstance described in any of the foregoing clauses (i) through
          (iii), the legends with respect to transfer restrictions required under the Declaration and the Indenture are removed or removable in accordance with the terms of the Declaration or the Indenture, as the case may be.

               "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Company and the Trust with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Trust and the reasonable fees and disbursements of one counsel for the Holders

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          (which  counsel  shall be selected by the  Majority  Holders and which counsel may also be counsel for the Placement Agents) and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than reasonable fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

               "REGISTRATION STATEMENT" shall mean any registration statement of the Company or the Trust that covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

               "RULE 144" shall mean Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

               "SEC" shall mean the Securities and Exchange Commission.

               "SELLING PERIOD" See Section 2(d)(i) hereof.

               "SHELF REGISTRATION" shall mean a registration effected pursuant to Section 2(a) hereof.

               "SUBSEQUENT SHELF REGISTRATION" See Section 2(b) hereof.

               "TRUST" shall have the meaning set forth in the preamble to the agreement.

               "TRUSTEE" shall mean The Bank of New York (or any successor entity), the Institutional Trustee under the Declaration or, in the event the Convertible Debentures are distributed to holders of the Convertible Preferred Securities upon dissolution of the Trust, the Trustee under the Indenture.

               "UNDERLYING COMMON STOCK" shall mean the Common Stock into which the Convertible Debentures are convertible.

               "UNDERWRITERS" See Section 3.

               "UNDERWRITTEN REGISTRATION" or "UNDERWRITTEN OFFERING" shall mean a registration in which Registrable Securities are sold to an Underwriter (as hereinafter defined) for reoffering to the public.

               2. SHELF REGISTRATION.

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               (a) SHELF  REGISTRATION.  The Company and the Trust shall prepare and file with the SEC, as soon as practicable but in any event on or prior to the date ninety (90) days following the latest date of original issuance of the Convertible Preferred Securities (the "FILING DATE"), a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the 1933 Act (the "SHELF REGISTRATION") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "INITIAL SHELF REGISTRATION"). The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of the Registrable Securities for resale by the Holders in one or more Underwritten Offerings, privately negotiated transactions, sales on the Nasdaq National Market, sales to brokers or dealers or otherwise. The Company and the Trust shall use their reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the 1933 Act as soon as practicable, but in no event later than 180 days after the date hereof, and to keep the Initial Shelf Registration continuously effective under the 1933 Act until the earlier of the end of the Effectiveness Period.

               (b) If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been sold or shall have ceased to be Registrable Securities), the Company and the Trust shall use their reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, subject to Section 2(d), within thirty (30) days of such cessation of effectiveness amend such Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration covering all of the Registrable Securities (a "SUBSEQUENT SHELF REGISTRATION"). If a Subsequent Shelf Registration is filed, the Company and the Trust shall use their reasonable best efforts to cause such Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period.

               (c) The Company and the Trust shall supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form under the 1933 Act used by the Company and the Trust for such Shelf Registration, if required by the 1933 Act or if reasonably requested by the Placement Agents on behalf of the Holders of the Registrable Securities covered by such Registration Statement or by the Managing Underwriters of such Registrable Securities; provided that the party or parties

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making such request shall have  furnished to the Company and the Trust with such request a written description of such request and reasonable legal grounds therefor.

               (d) Each Holder of Registrable Securities agrees that if such Holder wishes to distribute its Registrable Securities pursuant to a Shelf Registration and related Prospectus, it will do so only in accordance with this
Section 2(d). Each Holder of Registrable Securities agrees to give written notice to the Company and the Trust prior to any intended distribution of Registrable Securities under the Shelf Registration, which notice shall specify the date on which such Holder intends to begin such distribution and any information with respect to such Holder and the intended distribution of Registrable Securities by such Holder required to amend the Registration Statement with respect to such intended distribution of Registrable Securities by such Holder. Within five business days after such date, the Company and the Trust shall either:

               (i) (A) If necessary, prepare and file with the SEC a post-effective amendment to the Shelf Registration or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) provide the Holders of the Registrable Securities who gave such notice copies of any documents filed pursuant to Section 2(d)(i)(A); and (C) inform each such Holder that the Company and the Trust have complied with their obligations in Section 2(d)(i)(A) and that the Registration Statement and the Prospectus may be used for sales of Registrable Securities (or that, if the Company or the Trust has filed a post-effective amendment to the Shelf Registration which has not yet been declared effective, the Company and the Trust will notify each such Holder to that effect, will use reasonable efforts to secure the effectiveness of such post-effective amendment and will immediately notify each such Holder pursuant to
          Section 2(d)(i)(A) hereof when the amendment has become effective and that the Registration Statement and the Prospectus may be used for sales of Registrable Securities).

               Each Holder who has given notice of intention to distribute such Holder's Registrable Securities in accordance with this Section 2(d) (a "NOTICE HOLDER") shall distribute all or any such Registrable Securities pursuant to the Shelf Registration and related Prospectus only during the 45-day period commencing with the date on which the Company and the Trust give such notice (such 45-day period is referred to as a "SELLING PERIOD"). The Notice Holders will not distribute any

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          Registrable  Securities  pursuant to such  Registration  Statement  or
          Prospectus after such Selling Period without giving a new notice of intention to distribute pursuant to Section 2(d) hereof and receiving a further notice from the Company and the Trust pursuant to Section 2(d)(i)(C) hereof.

               (ii) In the event of the happening of any event (A) of the kind described in Section 2(e) hereof or (B) that the Company believes in good faith makes it advisable to suspend use of the Prospectus for a discrete period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes in good faith that public disclosure will be disadvantageous to the Company or the Trust, the Company shall deliver a certificate in writing, signed by its Chief Executive Officer or Chief Financial Officer, to the Notice Holders, and the Managing Underwriters, if any, to the effect of the foregoing and, upon receipt of such certificate, each such Notice Holder's Selling Period will not recommence or shall be suspended until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 2(d)(i)(A) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and it has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company and the Trust will use their reasonable best efforts to ensure that the use of the Prospectus may be resumed, and the Selling Period will commence or recommence, as soon as practicable and, in the case of a pending development or event referred to in
          Section 2(d)(ii)(B) hereof, as soon as the earlier of (x) public disclosure of such pending material corporate development or similar material event or (y) the date upon which in the judgment of the Company, public disclosure of such material corporate development or similar material event would not be disadvantageous to the Company or the Trust. Notwithstanding the foregoing, the period during which a Selling Period is suspended, whether or not consecutive, in any 12-month period, shall not exceed 60 days (a "DEFERRAL PERIOD").

               (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration has not been filed on or prior to the Filing Date, (ii) prior to the end of the Effectiveness Period, the SEC shall have issued a stop order suspending the effectiveness of the Shelf Registration, (iii) the aggregate number of days in any one Deferral Period exceeds the periods permitted pursuant to Section 2(d)(ii) hereof or (each of the events of a type described in any of the foregoing clauses (i) through (iii) are individually referred to herein as an "Event," and the Filing Date in the case of clause (i), the date on which the effectiveness of the Shelf Registration has been suspended or proceedings with respect to the Shelf Registration under Section 8(d) or 8(e) of the 1933 Act have been commenced in the case of clause (ii), the date on which the duration of a Deferral Period exceeds the aggregate number of days permitted by Section 2(d)(ii) hereof being referred to herein as an "EVENT DATE"). Events shall be deemed to continue until the "EVENT TERMINATION DATE," which shall be the

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following  dates with respect to the  respective  types of Events:  the date the
Initial Registration Statement is filed in the case of an Event of the type described in clause (i), the date that all stop orders suspending effectiveness of the Shelf Registration have been removed and the proceedings initiated with respect to the Shelf Registration under Section 8(d) or (e) of the 1933 Act have terminated, as the case may be, in the case of Events of the types described in clause (ii), and termination of the Deferral Period which caused the limit on the duration of a Deferral Period set forth in Section 2(d)(ii) to be exceeded in the case of the commencement of an Event of the type described in clause
(iii).

               Accordingly, upon the occurrence of any Event Date and until such time as there are no Events which have occurred and are continuing (a "DAMAGES ACCRUAL PERIOD"), commencing on and including the Event Date on which such Damages Accrual Period began, the Company agrees to pay, as liquidated damages, and not as a penalty, an additional amount (the "LIQUIDATED DAMAGES AMOUNT"):
(i) to each Holder of (x) a Convertible Preferred Security or (y) in the event that the Convertible Debentures are distributed to holders of Convertible Preferred Securities upon dissolution of the Trust in accordance with the Declaration, a Convertible Debenture, accruing at a rate equal to one-half of one percent per annum (50 basis points) on an amount equal to the liquidation amount of such Convertible Preferred Security or principal amount of such Convertible Debenture, as the case may be, held by such Holder and (ii) to each Holder of Underlying Common Stock, accruing at a rate equal to one-half of one percent per annum (50 basis points) calculated on an amount equal to the product of (x) the Applicable Conversion Price as of the business day immediately prior to the applicable Damages Payment Date times (y) the number of shares of Common Stock that are Registrable Securities held by such Notice Holder. Notwithstanding the foregoing, no Liquidated Damages Amounts shall accrue with respect to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security, and (y) expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events. Liquidated Damages Amounts shall be computed on the basis of a 360-day year of twelve 30-day months, PROVIDED that Liquidated Damages Amounts payable for any period shorter than a month will be computed on the basis of the actual number of days elapsed per 30- day month.

               The Company shall pay the liquidated damages due on any Convertible Preferred Security, Convertible Debenture or Underlying Common Stock by depositing with the Trustee, in trust for the benefit of the Holders of Convertible Preferred Securities or Convertible Debentures entitled thereto (or, in the case of Underlying Common Stock, by depositing with the transfer agent for the benefit of the Holders of Underlying Common Stock entitled thereto), as the case may be, at least one business day prior to the applicable Damages
Payment Date, sums sufficient to pay all accrued and unpaid liquidated damages from and including the last Damages Payment Date to which liquidated damages have been paid in full (or, if no liquidated damages have been paid in respect of the relevant Damages Accrual Period, from and including the first day of such

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Damages  Accrual  Period) to, but  excluding,  such Damages  Payment  Date.  The
Liquidated Damages Amount due shall be payable on each Damages Payment Date to the Holders of Registrable Securities entitled thereto holding such Registrable Securities on the record date for such Damages Payment Date (which record date, in the case of Underlying Common Stock, shall be established by the Company but shall in any event be between 10 and 60 days prior to the relevant Damages Payment Date); PROVIDED that, if any Convertible Preferred Securities or Convertible Debentures (or portions thereof) are called for redemption, accrued and unpaid liquidated damages thereon shall be paid to the person entitled to receive accrued and unpaid interest thereon; and PROVIDED FURTHER that if any Convertible Preferred Security or Convertible Debenture (or portion thereof) is surrendered for conversion from and after the close of business on a regular record date and prior to the corresponding distribution payment or interest payment date, as the case may be, then accrued and unpaid liquidated damages thereon shall be paid to the person entitled to receive accrued and unpaid distributions or interest, as the case may be, in respect of such Convertible Preferred Security or Convertible Debenture (or portion thereof) as the case may be; and PROVIDED FURTHER that if any Convertible Preferred Security or Convertible Debenture (or portion thereof) is surrendered for conversion at any other time, then the converting Holder thereof shall be entitled to receive all accrued and unpaid Liquidated Damages thereon to but excluding the date of conversion. The Trustee shall be entitled, on behalf of the Notice Holders and the Holders of Convertible Preferred Securities, Convertible Debentures or Underlying Common Stock, to seek any available remedy for the enforcement of
this  Agreement,   including  for  the  payment  of  such  liquidated   damages.
Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages.

               All of the Company's obligations set forth in this Section 2(e) which are outstanding with respect to any Registrable Securities at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full.

               The parties hereto agree that the liquidated damages provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by holders of Registrable Securities, other than the Placement Agents, by reason of the failure of the Shelf Registration to be filed or declared effective or unavailable (absolutely or as a practical matter) for effecting resales of Registrable Securities, as the case may be, in accordance with the provisions hereof.

               (f) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration.

               3. REGISTRATION PROCEDURES.

               In connection with the obligations of the Company and the Trust with respect to the Registration Statements pursuant to Section 2 hereof, the Company and the Trust shall as expeditiously as possible:

               (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form shall be available for the sale of the Registrable Securities by the selling Holders thereof and use their best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof; PROVIDED that before the effective date of any such Registration Statement or Prospectus or any amendments or supplements thereto (other than documents that would be incorporated or deemed to be incorporated therein by reference and that Viatel or the Trust is required by applicable securities laws or stock exchange requirements to file) Viatel and the Trust shall furnish to Morgan Stanley & Co. Incorporated copies of all such documents proposed to be filed, which documents will be subject to the review of Morgan Stanley & Co. Incorporated;

               (b) subject to Section 2(d), prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period specified in Section 2 and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; and, subject to Section 2(d), comply in all material respects with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented;

               (c) furnish to each Holder of Registrable Securities, to counsel for the Placement Agents, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company and the Trust consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

               (d) use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable
          Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; PROVIDED, HOWEVER, that neither the Company nor the Trust shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject themselves to taxation in any such jurisdiction if it is not so subject;

               (e) notify each Holder of Registrable Securities, counsel for the Holders and counsel for the Placement Agents promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Prospectus, any Prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement or post-effective amendment has been filed with the SEC and when a Registration Statement or post-effective amendment has become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or the Trust contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company or the Trust receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading in any material respect and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

               (f) subject to Section 2(d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide prompt notice to each Holder of the withdrawal of any such order;

               (g) furnish to each Holder of Registrable Securities and the Placement Agents, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

               (h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

               (i) upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use their best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration
          Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the Company and the Trust agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the either the Company or the Trust has amended or supplemented the Prospectus to correct such misstatement or omission;

               (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Holders and their counsel and make such of the representatives of the Company as shall be reasonably requested by the Holders or their counsel available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document (other than a document which the Company is legally required to file under the 1934 Act) which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Holders and their counsel shall not have previously been advised and furnished a copy or to which the Holders or their counsel shall reasonably object;

               (k) obtain a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement and provide the Trustee and the transfer agent for the Common Stock with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depositary Trust Company, as applicable;

               (l) cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States (except as may be required solely as a consequence of the nature of such selling Holder, in which case Viatel and the Trust will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals) as may be necessary to enable the selling Holder or Holders thereof to consummate the disposition of such Registrable Securities;

               (m) upon execution of customary confidentiality agreements reasonably satisfactory to the Company and the Trust and their counsel, make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration;

               (n) if reasonably requested by the Placement Agents or any Holder of Registrable Securities covered by such Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as is legally required to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company and the Trust have received notification of the matters to be incorporated in such filing;

               (o) use their reasonable best efforts to enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection,
          (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Shelf Registration, Prospectus and documents incorporated by reference therein or deemed incorporated by reference therein, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in Underwritten Offerings and confirm the same if and when requested, (ii) use their reasonable best efforts to obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) use their reasonable best efforts to obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement;

               (q) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holders may request;

               (r) cause all Underlying Common Stock covered by the Registration Statement to be listed on each securities exchange or quotation system on which the Common Stock is then listed no later than the date the Registration Statement is declared effective and, in connection therewith, to the extent applicable, to make such filings under the 1934 Act (E.G., the filing of a Registration Statement on Form 8-A) and to have such filings declared effective thereunder.

               The Company and the Trust may require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing. No Holder of Registrable Securities may include its Registrable Securities in such Registration Statement unless and until such Holder furnishes such information to the Company. Each Holder including Registrable Securities in a Shelf Registration shall agree to furnish promptly to the Company any information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities required to make any information previously furnished to the Company by such Holder not materially misleading.

               Each Holder agrees that, upon receipt of any notice from the Company or the Trust of the happening of any event of the kind described in
Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Shelf Registration until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by

Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration, the Company and the Trust shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. There may not be more than two such suspensions during any 365 day period and any such suspensions may not exceed 30 days for each suspension.

               The Holders of Registrable Securities covered by a Shelf Registration who desire to do so may sell such Registrable Securities in an Underwritten Offering; PROVIDED that the Company and the Trust shall be required to use their reasonable best efforts to effect an underwritten offering only upon the request of Holders of at least 25% of the Registrable Securities outstanding at the time such request is delivered to the Company. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "UNDERWRITERS") that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering, subject to approval by the Company, which approval will not be unreasonably withheld.

               4. HOLDER'S OBLIGATIONS.

               Each Holder, severally and not jointly, agrees, by acquisition of the Registrable Securities, that such Holder of Registrable Securities shall not be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished Viatel and the Trust with the notice required pursuant to
Section 2(d) hereof (including the information required to accompany such notice) and, promptly after the request by Viatel and the Trust, such other information regarding such Holder and the distribution of such Registrable Securities as Viatel and the Trust may from time to time reasonably request. Viatel and the Trust may exclude from such registration the Registrable Securities of any Holder who does not furnish such information provided above for so long as such information is not so furnished. Each Holder of Registrable Securities as to which any Registration Statement is being effected, severally and not jointly, agrees promptly to furnish to Viatel and the Trust all information required to be disclosed in order to make the information previously furnished to Viatel and the Trust by such Holder not misleading. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder, severally and not jointly, that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

               5. INDEMNIFICATION AND CONTRIBUTION.

               (a) The  Company  agrees  to  indemnify  and  hold  harmless  the
Placement Agents, each Holder and each person, if any, who controls the Placement Agents or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, the Placement Agents or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Placement Agents, any Holder or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agents or any Holder furnished to the Company in writing by the Placement Agents or any selling Holder expressly for use therein; PROVIDED that the foregoing indemnity agreement shall not inure to the benefit of any Holder or any Person controlling such Holder, with respect to any sale or disposition of Registrable Securities by such Holder in violation of the penultimate paragraph of Section 3 of this Agreement. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

               The foregoing notwithstanding, the Company shall not be liable to the extent that such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Prospectus that is a preliminary prospectus if (i) such indemnified person failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the dale of Registrable

Securities giving rise to such losses, claims, damages or liabilities and (ii) the Prospectus would have corrected such untrue statement or omission.

               (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Placement Agents and the other selling
Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls the Company, the Placement Agents and any other selling Holder within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Placement Agents and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such person (the "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this Section, except to the extent that it has been prejudiced in any material respect by such failure, or from any liability it may otherwise have) and the indemnifying party, upon request of the
indemnified  party,   shall  retain  counsel  reasonably   satisfactory  to  the
indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Placement Agents and all Persons, if any, who control the Placement Agents within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act, (B) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Trust and the Company, its directors, its officers who sign the Registration Statement and each Person, if any, who controls the Company or the Trust within the meaning of either such Section and (C) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In cases involving the Placement Agents and Persons controlling the Placement Agents, the firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company and the Trust and any such control persons of the Company or the Trust, such firm shall be designated in writing by the Company. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent may not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder (whether or not any indemnified party is an actual or potential party to such proceeding) by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) To the extent the  indemnification  provided for in paragraph
(a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties, on the one hand, and of the indemnified party or parties, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, the Trust and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Trust or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.

               (e) The Company, the Trust and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               The  indemnity  and  contribution  provisions  contained  in this
Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agents, any Holder or any Person controlling the Placement Agents or any Holder, or by or on behalf of the Trust, the Company, their officers or directors or any Person controlling the Trust or the Company and
(iii) any sale of Registrable Securities by any Holder.

               6. MISCELLANEOUS.

               (a) NO INCONSISTENT AGREEMENTS. Neither the Company nor the Trust has entered into, and on or after the date of this Agreement will enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's or the Trust's other issued and outstanding securities under any such agreements.

               (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Trust have obtained the written consent of Holders of at least a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Convertible Preferred Securities deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Convertible Preferred Securities are convertible or exchangeable or, in the event that the Convertible Debentures have been distributed to Holders upon liquidation of the Trust, with the Holders of Convertible Debentures deemed to be the Holders, for purposes of this Section, the number of outstanding shares of Underlying Common Stock into which such Convertible Debentures are convertible); PROVIDED, HOWEVER, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

               (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 6(c), which address initially is, with respect to the Placement Agents, the address set forth in the Purchase Agreement; and (ii) if to the Company or the Trust, initially at the Company's or the Trust's address, respectively set forth in the Placement Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

               All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

               Copies of all such notices, demands or other communications shall be concurrently delivered by the person giving the same to the Trustee, at the address specified in the Indenture.

               (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; PROVIDED that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof. The Placement Agents (in their capacity as the Placement Agents) shall have no liability or obligation to the Company or the Trust with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

               (e) PURCHASES AND SALES OF REGISTRABLE SECURITIES. Neither the Company nor the Trust shall, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Registrable Securities.

               (f) THIRD PARTY BENEFICIARY. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Trust, on the one hand, and the Placement Agents, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

               (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

               (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby

               (k) JOINT AND SEVERAL OBLIGATIONS. Anything herein to the contrary notwithstanding, the representations, warranties, covenants and agreements of Viatel and the Trust contained in this Agreement are joint and several, other than the obligations under Section 5 hereof.

              [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                            VIATEL, INC.


                                            By:  /s/ Allan L. Shaw
                                               _________________________________
                                               Name:  Allan L. Shaw
                                               Title: Chief Financial Officer



                                            VIATEL FINANCING TRUST I


                                            By:  VIATEL, INC., as Sponsor


                                               By:  /s/ Allan L. Shaw
                                                  ____________________________
                                                  Name:  Allan L. Shaw
                                                  Title: Chief Financial Officer

Confirmed and accepted as of the date first above written:


MORGAN STANLEY & CO. INCORPORATED
SALOMON SMITH BARNEY INC.
BANC OF AMERICA SECURITIES LLC

Acting severally on behalf of themselves and the several
Placement Agents

By:  Morgan Stanley & Co. Incorporated


     By: /s/ James D. Allen
        ______________________________
        Name:  James D. Allen
        Title: Principal